                                                                      EXHIBIT 99

================================================================================

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 11-K



 (Mark One)
         [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

                  For the fiscal year ended December 31, 1999

                                      OR

       [_] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

             For the transition period from _________ to _________

                        Commission file number 1-12147



                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                           (Full title of the Plan)



                           DELTIC TIMBER CORPORATION
          (Exact name of issuer of securities held pursuant to Plan)


    210 East Elm Street, P.O. Box 7200, El Dorado, Arkansas     71731-7200
        (Address of principal executive offices)                (Zip Code)

================================================================================

                                   Ex. 99-0

                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------



The Board of Directors
Deltic Timber Corporation:



We have audited the accompanying statements of net assets available for benefits of the Thrift Plan of Deltic Timber Corporation as of December 31, 1999 and 1998, and the related statement of changes in net assets available for benefits for the year ended December 31, 1999. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Thrift Plan of Deltic Timber Corporation as of December 31, 1999 and 1998, and the changes in net assets available for benefits for the year ended December 31, 1999 in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Thrift Plan management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ KPMG LLP

KPMG LLP
Shreveport, Louisiana
June 16, 2000

                                   Ex. 99-1

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                Statements of Net Assets Available for Benefits
                          December 31, 1999 and 1998


                                                 1999       1998
                                          -----------  ---------
Assets
 Investments*                              $9,058,623  7,304,093
 Accrued interest and dividends                     -     23,938
                                           ----------  ---------

   Total assets                             9,058,623  7,328,031
                                           ----------  ---------

Liabilities
 Forfeitures due to Company                     4,936          -
                                           ----------  ---------

   Total liabilities                            4,936          -
                                           ----------  ---------

     Net assets available for benefits     $9,053,687  7,328,031
                                           ==========  =========



*For additional information on Plan investments, see Note 3 - Investments.


See accompanying notes to financial statements.

                                   Ex. 99-2

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
           Statement of Changes in Net Assets Available for Benefits
                         Year Ended December 31, 1999


Additions to net assets

 Contributions
   Employee                                                   $  620,308
   Employer                                                      264,212
   Rollovers from other plans                                     82,039
                                                              ----------
       Total contributions                                       966,559
                                                              ----------

 Investment income
   Interest and dividends                                        352,949
   Net appreciation in fair value of investments                 866,154
                                                              ----------
       Total investment income                                 1,219,103
                                                              ----------

       Total additions to net assets                           2,185,662
                                                              ----------

Deductions from net assets
 Distributions of benefits                                       452,259
 Administrative expenses                                           7,747
                                                              ----------

       Total deductions from net assets                          460,006
                                                              ----------

       Net increase in net assets available for benefits       1,725,656

Net assets available for benefits
 Beginning of year                                             7,328,031
                                                              ----------

 End of year                                                  $9,053,687
                                                              ==========


See accompanying notes to financial statements.

                                   Ex. 99-3

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                         Notes to Financial Statements
                               December 31, 1999



Note 1 - Description of Plan

 General

 The Thrift Plan of Deltic Timber Corporation ("the Plan") is a profit sharing, defined contribution plan covering each employee who is scheduled to work 1,000 or more hours per year. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). Although it has not expressed any intent to do so, Deltic Timber Corporation ("Deltic" or the "Company") has the right under the Plan to amend or terminate the Plan subject to the provisions of ERISA. For a more complete description of the Plan's provisions, refer to the Plan document.

 Effective July 1, 1999, the Company changed Plan Trustees from Bank One Corporation ("Bank One") to SunTrust Bank ("SunTrust"), Nashville N.A. As a result of the change in Trustees, investments in Bank One sponsored investment funds were converted to similar funds managed by SunTrust.

 The Plan is administered by Deltic's Employee Benefits Committee, whose members are appointed by the Company's Board of Directors.

 Contributions

 Contributions to the Plan include (a) employee tax-deferred, earnings reduction contributions, (b) employee after-tax contributions, (c) Company matching contributions, (d) employee after-tax supplemental contributions, and (e) rollovers by new participants from other qualified plans.

 Each year, a participant may contribute, on a combined tax-deferred and/or after-tax basis, up to eight percent of their annual base earnings. The Company has voluntarily agreed to make annual contributions to the Plan based on each participant's contributions and years of participation. The Company matches 50 percent of employee contributions for the first five years of participation, 75 percent of employee contributions for the second five years of participation, and 100 percent of employee contributions thereafter. However, Company contributions cannot exceed five percent of an employee's annual base pay. Employee's after-tax supplemental contributions, which are not matched by the Company, may not exceed 10 percent of their annual base salary. Any amounts contributed by the Company that are forfeited by participants in accordance with provisions of the Plan are applied to reduce subsequent contributions by the Company. Participants direct the investment of their contributions and company contributions into various investment options offered by the Plan. The Plan currently offers stock in the Company and eight mutual funds as investment options for participants.

 Throughout various Plan mergers and restatements, the Company has allowed account balances from a former deductible account to remain in the Plan. However, after December 31, 1986, participants were not allowed to contribute to this account.

                                   Ex. 99-4

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                         Notes to Financial Statements
                               December 31, 1999



 Vesting

 A participant is considered to be vested in Company contributions after (1) completion of five years of service, (2) retirement on or after age 65, (3) death, (4) total and permanent disability, or (5) discontinuance of the Plan. In the event of Plan termination, participants will become 100 percent vested in Company contributions. A nonvested participant forfeits Company contributions upon termination of employment.

 Withdrawals

 A participant may withdraw employee after-tax contributions or Company contributions, if vested, at a minimum of $250, or any higher multiple of 10 percent of the participant's account balance up to 50 percent for a partial withdrawal, or 100 percent for a total withdrawal. If a partial withdrawal is taken, Company contributions will be suspended for six months and another withdrawal cannot be made for 24 months. If a total withdrawal is taken, Company contributions will be suspended for 12 months. Employee contributions may continue without interruption after a partial or total withdrawal.

 A participant may withdraw employee tax-deferred contributions or rollovers from other qualified plans under IRS hardship provisions only. "Hardship" is an immediate and heavy financial need in one of the following areas: (1) large medical expenses not covered by insurance for the employee or family, (2) purchase of a principal residence (not regular mortgage payments), (3) preventing foreclosure or eviction from employee's principal residence, (4) tuition and related education fees for the next 12 months of post-secondary education for employee or family, or (5) other events as may be determined by the IRS. If a hardship withdrawal is taken, participation in all accounts is suspended for 12 months. Company contributions are forfeited only upon termination of employment.

 An after-tax supplemental withdrawal must be the greater of $250 or 10 percent of the participant's account balance and may not be made prior to 12 months from a previous withdrawal.

 Withdrawals from the deductible account are subject to the same withdrawal requirements as after-tax supplemental withdrawals.

 Any Company contributions, employee tax-deferred contributions, contributions to a deductible account, or account earnings withdrawn from the Plan may be subject to a 10 percent penalty tax under the Tax Reform Act of 1986 if the participant is not 59 1/2 years old, permanently disabled, or has died.

 Upon retirement, disability, or death of a participant, the participant or his/her spouse, if the designated beneficiary, has the option to receive settlement in a lump sum or installment payments not to exceed 20 years or actuarial life if less than 20 years.

 Administrative Expenses

 Most administrative expenses are paid by the Company.

                                   Ex. 99-5

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                         Notes to Financial Statements
                               December 31, 1999



Note 2 - Summary of Significant Accounting Policies

 Basis of Accounting

 The accompanying financial statements of the Plan have been prepared on the accrual basis of accounting and present the net assets available for benefits and changes in those net assets.

 The investments and changes in the net assets available for benefits have been determined by the Trustee and reported to the Plan Administrator based on contract value for the guaranteed investment contracts ("GIC's") and quoted market value for all other assets. Purchases and sales of securities are recorded on a trade-date basis.

 The financial statements of the Plan are compiled using information received from Bank One and SunTrust. The information includes listings of investments and cash receipts and disbursements of the Plan, together with all other transactions which affect Plan investments. Such information has been certified as complete and accurate by the Trustees. The Trustees, for their respective periods, have been granted discretionary authority concerning the purchase and sale of investments in the trust fund.

 Use of Estimates

 The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of net assets available for benefits and changes therein. Actual results could differ from those estimates.


Note 3 - Investments

 In September 1999, the American Institute of Certified Public Accountants issued Statement of Position 99-3, Accounting for and Reporting of Certain Defined Contribution Plan Investment and Other Disclosure Matters ("SOP 99-3"). SOP 99-3 simplifies the disclosure for certain investments and is effective for plan years ending after December 15, 1999. The Plan adopted SOP 99-3 during the Plan year ending December 31, 1999. Accordingly, information previously required to be disclosed about participant-directed fund investment programs is not presented in the Plan's 1999 financial statements. The Plan's 1998 financial statements have been reclassified to conform to the current year's presentation.

 During 1999, the Plan's investments, including gains and losses on investments bought and sold, as well as held during the year, appreciated in value by $866,154, as follows:


     Mutual funds                                          $557,135
     Equity securities                                      253,993
     GIC investments                                         55,026
                                                           --------
                                                           $866,154
                                                           ========

                                   Ex. 99-6

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                         Notes to Financial Statements
                               December 31, 1999



 The following table represents the fair value of individual investments that exceeded 5% of the Plan's net assets at December 31, 1999 and 1998:


                                                     1999        1998
                                                 ------------  ---------
   Mutual funds
     American Century Income and Growth Fund       $  533,666          -
     Putnam New Opportunities Fund                  1,498,183          -
     STI Classic Capital Appreciation Fund          1,817,366          -
     SunTrust Stable Asset Fund                     2,022,383          -
     One Group Disciplined Value Fund                       -    611,771
     One Group Growth Opportunities                         -    799,556
     Fidelity Advisor Growth Opportunity Fund               -  1,580,401
     Other*                                         1,130,652    150,188
                                                   ----------  ---------
                                                    7,002,250  3,141,916
                                                   ----------  ---------
   Equity securities
     Deltic Timber Corporation common stock         1,358,966  1,032,999
     Murphy Oil Corporation common stock              697,407    685,581
                                                   ----------  ---------
                                                    2,056,373  1,718,580
                                                   ----------  ---------
   Other
     Federated Capital Preservation Fund                    -  1,269,424
     One Group Government Bond Fund                         -    632,907
     Guaranteed Investment Contracts' Fund                  -    541,266
                                                   ----------  ---------
                                                            -  2,443,597
                                                   ----------  ---------

       Total investments                           $9,058,623  7,304,093
                                                   ==========  =========

   *Individually less than 5%.


Note 4 - Income Tax Status

 The Plan meets the necessary requirements of the Tax Reform Act of 1986 as documented in Section 401(a) of the Internal Revenue Code, and accordingly, the related Trust is exempt from taxation under the provisions of Section 501(a) of the Internal Revenue Code. A favorable determination letter from the Internal Revenue Service has not been obtained for the Plan as currently amended and restated. A request for such is to be filed. Until such time as cash or shares are withdrawn from the Plan by a participant or a participant's beneficiary, no income tax is payable by the participant/beneficiary on: contributions made by the Company on the participant's behalf, allotments made by the participant pursuant to the Economic Recovery Tax Act of 1981, or any amounts added to the participant's accounts representing his/her proportional share of the investment income of the Trust.

Note 5 - Related Party Transactions

 Certain Plan investments are invested in funds advised by affiliates of SunTrust. SunTrust is the Trustee of the Plan; therefore, these transactions qualify as party-in-interest transactions. In addition, Bank One as predecessor trustee qualifies as a party-in-interest. The Company is the sponsor of the Plan, and is considered a party-in-interest.

                                   Ex. 99-7

                   THRIFT PLAN OF DELTIC TIMBER CORPORATION
                                  Schedule I
        Schedule of Assets Held for Investment Purposes at End of Year*
                               December 31, 1999

                                                 Description of      Current
          Identity of Issuer                       Investment         Value
---------------------------------------------  ------------------  -----------
Mutual funds
 American Century Income and Growth Fund        15,673.021 shares      533,666
 Putnam New Opportunities Fund                  16,470.795 shares    1,498,183
 STI Classic Balanced Fund                      26,425.335 shares      348,550
 STI Classic Capital Appreciation Fund         109,678.067 shares    1,817,366
 STI Classic Small Cap Growth Stock Fund        13,823.949 shares      240,675
 Vanguard 500 Index Fund                         1,537.478 shares      208,068
 SunTrust Stable Asset Fund                     72,990.127 shares    2,022,383
 STI Classic U.S. Government Securities
   Money Market Fund                            33,503.456 shares      333,359

Equity securities
 Deltic Timber Corporation common stock         62,902.849 shares   $1,358,966
 Murphy Oil Corporation common stock            12,155.241 shares      697,407
                                               -----------          ----------

                                               365,160.318 shares   $9,058,623
                                               ===========          ==========


*The above data is based on information which has been certified as accurate and complete by the Trustee, SunTrust. SunTrust manages various investment funds and, accordingly, is a party-in-interest. Additionally, Deltic Timber Corporation, as sponsor of the Plan, is considered a party-in-interest.

                                   Ex. 99-8

                                   SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Employee Benefits Committee has duly caused this Annual Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           THRIFT PLAN OF DELTIC
                                           TIMBER CORPORATION





Dated:      June 28, 2000                  By:   /s/ Clefton D. Vaughan
      ---------------------------          ------------------------------------
                                           Clefton D. Vaughan, Vice President
                                           of Finance and Administration and
                                           Chairman of Employee Benefits
                                           Committee, Deltic Timber Corporation

                                   Ex. 99-9

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------



The Board of Directors
Deltic Timber Corporation:



We consent to incorporation by reference in the Registration Statement (No. 333-34317) on Form S-8 of Deltic Timber Corporation of our report dated June 16, 2000, relating to the statements of net assets available for benefits of the Thrift Plan of Deltic Timber Corporation as of December 31, 1999 and 1998, and the related statement of changes in net assets available for benefits for the year ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 11-K of the Thrift Plan of Deltic Timber Corporation.

/s/ KPMG LLP

KPMG LLP
Shreveport, Louisiana
June 28, 2000

                                   Ex. 99-10